Exhibit 99.1

Stran & Company Completes Acquisition of Trend Brand Solutions

Builds Stran’s Presence in the South

Trend Brand Solutions’ CEO Appointed Regional Vice President of Stran

Quincy, MA / September 1, 2022 / Stran & Company, Inc. ("Stran" or the "Company") (NASDAQ: STRN) (NASDAQ: STRNW), a leading outsourced marketing solutions provider that leverages its promotional products and loyalty incentive expertise, today announced the completion of its acquisition of the assets and business of Trend Brand Solutions under its previously-announced asset purchase agreement. As contemplated under the agreement, the Company also announced that Mr. Michael Krauser, Chief Executive Officer of Trend, has become Regional Vice President of Stran, where he will lead the Company’s Texas region operations. As further contemplated by the asset purchase agreement, the Company entered into employment agreements with all retained Trend sales representatives.

“We remain committed to our M&A growth strategy, targeting acquisitions that are highly synergistic with our existing operations and support the expansion of our products and services into new geographies. With this acquisition, we are broadening our presence in the South and entering the Houston market, which ranks third among metro areas in Fortune 500 headquarter locations and is home to two dozen Fortune 500 companies,1” commented Andy Shape, President and CEO of Stran. “Additionally, we are thrilled to have Michael join the team as our regional Vice President given his success with Trend as well as delighted to welcome the entire Trend team to the Stran family. We are excited to have executed this agreement and look forward to benefiting from the tremendous talent within their organization.”

Trend is a leading global brand solutions company strategically headquartered in Tomball, Texas. Trend has a demonstrated record of delivering on customers’ brand marketing needs and developing solutions that are creative, original, dependable, cost-effective, and that meet or exceed product safety standards.

Formed in 2010, Trend has evolved with the changing needs of customers within the promotional products industry by eliminating common barriers and obstacles through utilization of its proprietary technologies solution, SMART BUY custom buying sites. Trend is vertically integrated to deliver efficiency and convenience to each client relationship. Annually, Trend builds over 100 SMART BUY sites, while managing over 35,000 website transactions and shipping over 8,000 orders from inventory. Trend ships globally from its Houston, Texas area distribution center and has international factory partnerships to source as close to the end user as possible.

Additional details of the transaction will be included in the Company’s Form 8-K to be filed with the Securities and Exchange Commission, and will be available at www.sec.gov.

1Source: https://www.houston.org/houston-data/fortune-500-companies#:~:text=Twenty-four

About Stran

Over the past 27 years, Stran has grown to become a leader in the promotional products industry, specializing in complex marketing programs to help recognize the value of promotional products, branded merchandise and loyalty incentive programs as a tool to drive awareness, build brands and impact sales. Stran is the chosen partner of many Fortune 500 companies, across a variety of industries, to execute their promotional marketing, loyalty and incentive, sponsorship activation, recruitment, retention, and wellness campaigns. Stran provides world-class customer service and utilizes cutting-edge technology, including efficient ordering and logistics technology to provide order processing, warehousing and fulfillment functions. The Company’s mission is to develop long-term relationships with its clients, enabling them to connect with both their customers and employees in order to build lasting brand loyalty. Additional information about the Company is available at: www.stran.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:

Investor Relations Contact:

Crescendo Communications, LLC

Tel: (212) 671-1021

STRN@crescendo-ir.com

Press Contact:

Howie Turkenkopf

press@stran.com